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                                7,200,000 SHARES

                              UTILICORP UNITED INC.

                                  COMMON STOCK

                             U.S. PURCHASE AGREEMENT
                             -----------------------
                                                         December 10, 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
As Representatives of the
  several Underwriters
c/o  Merrill Lynch & Co.
     World Financial Center
     North Tower
     New York, New York  10281

Ladies and Gentlemen:

         UtiliCorp United Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 7,200,000 shares (the "Initial U.S. Securities") of its common stock, par value $1 per share (the "Common Stock"), to the several U.S. Underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 1,080,000 shares (the "U.S. Option Securities") of Common Stock. The Initial U.S. Securities together with the U.S. Option Securities shall be referred to as the "U.S. Securities".

         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 800,000 shares of Common Stock (the "Initial International Securities" and together with the Initial U.S. Securities, the "Initial Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Goldman Sachs International, Morgan Stanley & Co. International Limited and PaineWebber International (UK) Ltd. are acting as representatives. The Company also proposes to sell to the International Managers, upon the terms and conditions set forth in the International Purchase Agreement, up to an additional 120,000 shares (the "International Option Securities and, together with the U.S. Option Securities, the "Option Securities") of Common Stock. The Initial International Securities together with the International Option Securities shall be referred to as the "International Securities". The U.S. Securities together with the International Securities shall be referred to as the "Securities". It is

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understood that the Company is not obligated to sell and the Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The Underwriters and the International Managers will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters and the International Managers under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company wishes to confirm as follows its agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the U.S. Securities by the Underwriters.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Securities. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as supplemented or amended prior to the execution of this Agreement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented by the prospectus supplement relating to the U.S. Securities (the "U.S. Prospectus Supplement") and the prospectus supplement relating to the International Securities (the "International Prospectus Supplement") in the forms filed with the Commission pursuant to Rule 424(b). The term "Preliminary Prospectus" as used in this Agreement means any preliminary prospectus included in the Registration Statement or filed with the Commission under Rule 424(a) or any preliminary prospectus supplement to the prospectus included in the Registration Statement and filed with the Commission under Rule 424(b) and as such prospectus or prospectus supplement shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $35.1075 per Share (the "purchase price per share"), the


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number of Initial U.S. Securities set forth opposite the name of such
Underwriter in Schedule I hereto (or such number of Initial U.S. Securities increased as set forth in Section 10 hereof).

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 1,080,000 U.S. Option Securities. The U.S. Option Securities may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Initial U.S. Securities. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of U.S. Option Securities (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of U.S. Option Securities to be purchased by the Underwriters as the number of Initial U.S. Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Initial U.S. Securities increased as set forth in Section 10 hereof) bears to the aggregate number of Initial U.S. Securities.

         3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters and the International Managers propose to make a public offering of their respective portions of the applicable U.S. Securities and International Securities and initially to offer the U.S. Securities and International Securities upon the terms set forth in the Prospectus.

         4. DELIVERY OF THE U.S. SECURITIES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Initial U.S. Securities shall be made at the office of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, NY 10005, at 10:00 A.M., New York City time, on Thursday, December 16, 1998 (the "Closing Date"). The place of closing for the Initial U.S. Securities and the Closing Date may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any U.S. Option Securities to be purchased by the Underwriters shall be made at the aforementioned office of Milbank, Tweed, Hadley & McCloy at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of U.S. Option Securities. The place of closing for any U.S. Option Securities and the Option Closing Date for such U.S. Option Securities may be varied by agreement between you and the Company.

         Certificates for the Initial U.S. Securities and for any U.S. Option Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the


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business day next preceding the Closing Date or the Option Closing Date, as the
case may be. The certificates evidencing the Initial U.S. Securities and any U.S. Option Securities to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds.

         5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

                  (a) The Company will advise you promptly after it receives notice thereof and, if requested by you, will confirm such advice in writing:
(i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (b) The Company will furnish to you, without charge (i) five
(5) signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) five (5) copies of the exhibits to the Incorporated Documents.

                  (c) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (e) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

                  (d) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.


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

                  (e) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (c) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (f) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Global Coordinator may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (g) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158).

                  (h) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                  (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10


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hereof or by notice given by you terminating this Agreement pursuant to
Section 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                  (j) The Company will apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Prospectus.

                  (k) The Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (l) Except as provided in this Agreement and the International Purchase Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or sell or grant any options or warrants to purchase, or purchase any option or contract to sell, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 90 days after the date of the Prospectus, without the prior written consent of the Global Coordinator, other than shares and options issued pursuant to Company employee and director plans and Company dividend, and interest reinvestment and stock purchase plans.

                  (m) Except as stated in this Agreement and in the Preliminary Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

                  (n) The Company will cause the shares of Common Stock which it agrees to sell under this Agreement to be listed, subject only to official notice of issuance, on the New York, Pacific and Toronto Stock Exchanges on or before the Closing Date.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                  (a) Each Preliminary Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act except that this representation and warranty does not apply to statements in or omissions from such Preliminary Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter or International Manager furnished to the Company in writing by or on behalf of any Underwriter or International Manager through you expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Company and the transactions contemplated by this Agreement and the International Purchase Agreement meet the requirements for using Form S-3 under the Act. The


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registration statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter or International Manager furnished to the Company in writing by or on behalf of any Underwriter or International Manager through you expressly for use therein.

                  (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (d) Neither the Company nor any of its subsidiaries (each a "Subsidiary and, collectively, the "Subsidiaries") has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, or sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of its Subsidiaries or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectuses and the Prospectus;

                  (e) This Agreement and the International Purchase Agreement have been duly authorized by the Company and conform in all material respects to the descriptions thereof in the Preliminary Prospectus and the Prospectus;

                  (f) The Securities, upon issuance and delivery and payment therefor in the manner described herein, will be duly authorized, validly issued, fully paid and nonassessable. The Securities conform to the descriptions thereof in the Preliminary Prospectus and the Prospectus. There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the


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transfer of, any shares of the Company's capital stock, including the
Securities when issued, pursuant to the Company's certificate of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement and the International Purchase Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of the Company's capital stock;

                  (g) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary. All of the outstanding shares of capital stock of the Company and all of the outstanding shares of capital stock of each Subsidiary, have been duly authorized and validly issued, are fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary that are owned directly or indirectly by the Company are owned free and clear of any claim, lien, encumbrance or security interest except as otherwise disclosed in writing to the Representatives;

                  (h) Neither the Company nor any of its Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or the International Purchase Agreement or consummation of the transactions contemplated by such agreements result in a violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations under this Agreement and the International Purchase Agreement violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries which would be material to the Company and its Subsidiaries taken as a whole. Except for permits and similar authorizations required under the Act, the Federal Power Act, the laws of the States of Colorado and West Virginia and the securities or Blue Sky laws of certain jurisdictions, and except for such permits and authorizations as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement;

                  (i) The Company and its Subsidiaries have good and marketable title to all material real and personal property owned by them, in each case free and clear of all mortgages, liens, encumbrances and defects, except such as are described or referred to in the Preliminary Prospectus and the Prospectus or such as do not materially affect the values of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as


                                       8

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are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries;

                  (j) Except as described in the Preliminary Prospectus and the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its Subsidiaries which might result in any material adverse change in the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its Subsidiaries taken as a whole;

                  (k) Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject which violation would have a material adverse effect on the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its Subsidiaries taken as a whole;

                  (l) The accountants who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                  (m) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                  (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                  (o) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any


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Underwriter within the meaning of Section 15 of the Act or Section 20 of the
Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Global Coordinator and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each

Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus Supplement. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Initial U.S. Securities set forth opposite their names in Schedule I hereto (or such numbers of Initial U.S. Securities increased as set forth in Section 10 hereof) and not joint.

                  (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and no statement of fault or culpability is attributed to the indemnified party in connection with such settlement.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Initial U.S. Securities hereunder are subject to the following conditions:

                  (a) All filings, if any, required by Rules 424 under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, any Underwriter or International Manager, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Securities.

                  (c) You shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus, and other related matters as you reasonably may request, such counsel being able to rely on the opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Blackwell Sanders Peper Martin LLP or on the opinions, dated the Closing Date or the Option Closing Date, as the case may be, of local counsel, and the Company shall have furnished to such counsel such papers and information as they request to enable them to pass upon such matters.

                  (d) You shall have received on the Closing Date an opinion of Blackwell Sanders Peper Martin LLP counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, in form and substance satisfactory to you and your counsel, to the effect that:

                           (i) The Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, has duly obtained or has succeeded to and holds all material franchises and other governmental and corporate authority necessary to carry on the public utility business in which it is engaged and to own, lease and operate the properties in use in such business and the maintenance of such franchises and other authority is not subject to any burdensome restriction or condition of an unusual character (except as described in the Registration Statement);

                           (ii) Each Subsidiary of the Company (other than the
                  Company's foreign subsidiaries) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

                           (iii) The Company has full corporate power and
                  corporate authority to enter into and perform its obligations under this Agreement and the International Purchase Agreement with respect to the Securities and to issue the Securities;

                           (iv) This Agreement and the International Purchase
                  Agreement have been duly authorized, executed and delivered by the Company;

                           (v) The shares of the Company's Common Stock
                  outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and nonassessable. There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any shares of the Company's Common Stock, including the Securities when issued, pursuant to the Company's certificate of incorporation, bylaws, or any agreement or other instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of them may be bound, and neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement and the International Purchase Agreement, respectively gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of the Company's Common Stock under the Company's certificate of incorporation, bylaws or any agreement or other instrument binding upon the Company known to such counsel;

                           (vi) The Securities have been duly authorized, and,
                  when delivered in accordance with the terms of this Agreement and the International Purchase Agreement will be validly issued, fully paid and nonassessable;

                           (vii) The orders of the Federal Energy Regulatory
                  Commission, the Public Utilities Commission of Colorado and the Public Service Commission of West Virginia authorizing the issuance and sale of the Securities are in effect on the Closing Date and no other approval, authorization, consent or order of any federal, state or local commission or governmental authority (other than under state securities or Blue Sky laws, as to which such counsel need express no opinion) is required for the issuance and sale of the Securities or the performance by the Company of its other obligations under this Agreement and the International Purchase Agreement, except such as are specified, obtained and in effect, and the issuance and sale of the Securities hereunder are in conformity with each such approval, authorization, consent and order;

                           (viii) After due inquiry, such counsel does not know
                  of any legal or governmental proceeding pending or threatened to which the Company or its Subsidiaries is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus as amended or supplemented and is not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus as amended or supplemented or to be filed as an exhibit to the Registration Statement that is not described or filed as required;

                           (ix) The statements made in the Registration
                  Statement and the Prospectus as amended or supplemented under the captions "Description of Common Stock", "Certain United States Tax Considerations for Non-United States Holders" and "Underwriting", in Item 15 of the Registration Statement, in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 under the caption "Legal Proceedings", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                           (x) The execution, delivery and performance by the
                  Company of this Agreement and the International Purchase Agreement will not violate any provision of applicable law or the certificate of incorporation or the bylaws of the Company or breach, or result in a default under, any existing obligation of the Company under any agreement or other instrument binding upon the Company known to such counsel;

                           (xi) The authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Preliminary Prospectus and the Prospectus.

                           (xii) The documents incorporated by reference in the
                  Prospectus as amended or supplemented (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and they have no reason to believe that any of such documents, (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion), when they became effective or were so filed, as the case may be, contained in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

                           (xiii) The Registration Statement has become
                  effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission and all filings required by Rule 424 under the Act have been made; the Registration Statement and the Prospectus and any amendments and supplements thereto, (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; they have no reason to believe that, as of its effective date, the Registration Statement or amendment thereto (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Preliminary Prospectus and the Prospectus or any amendment or supplement thereto (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Closing Date for the Securities, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Closing Date for the Securities (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

                  In giving the foregoing opinions, such counsel may rely on (1) the opinions of local counsel, with respect to the opinion set forth in paragraph (i) above, (2) the opinions heretofore rendered by Gary J. Brouillette, Esq. and Messrs. Gage & Tucker with respect to the opinion set forth in paragraph (v) above and (3) the opinions of local counsel and the opinion of Hogan & Hartson L.L.P. with respect to the opinion set forth in paragraph (vii) above. Such counsel shall state that you and they are justified in relying on such opinions.

                  (e) On or prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preference stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implication, its rating of any of the Company's debt securities or preference stock;

                  (f) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants, who have certified the financial statements of the Company and/or the Subsidiaries included or incorporated by reference in the Registration Statement substantially in the forms heretofore approved by you.

                  (g)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company other than shares of Common Stock and options issued pursuant to Company employee and director plans and Company dividend and interest reinvestment and stock purchase plans nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of the Company (or such other officer as is acceptable to you), to the effect set forth in this Section 8(g) and in Section 8(h) hereof.

                  (h) The Federal Energy Regulatory Commission, the Public Utilities Commission of Colorado and the Public Service Commission of West Virginia and any other commission or governmental authority having jurisdiction over any of the Company's public utility businesses shall have issued all approvals, authorizations, consents and orders (the "Regulatory Actions") required thereby for the issuance and sale of the Securities and the performance by the Company of its other obligations under this Agreement and the International Purchase Agreement, each Regulatory Action shall be in effect, no proceedings to suspend the effectiveness of any Regulatory Actions shall be pending or threatened, no Regulatory Action shall contain any provision or condition that is unacceptable to the Underwriters, and the issuance and sale of the Securities to the Underwriters and the International Managers, respectively shall be in conformity with each Regulatory Action;

                  (i) Contemporaneously with the purchase by the Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the International Securities under the International Purchase Agreement.

                  (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements contained in this Agreement and the International Purchase Agreement and which are required to be performed or complied with by it hereunder and thereunder at or prior to the Closing Date.

                  (k) The Securities shall have been approved for listing, subject only to official notice of issuance, on the New York, Pacific and Toronto Stock Exchanges.

                  (l) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

                  Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

                  The several obligations of the Underwriters to purchase U.S. Option Securities hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) shall be dated the Option

Closing Date in question and the opinions called for by paragraphs (c), (d) and
(e) shall be revised to reflect the sale of U.S. Option Securities.

                  9. EXPENSES. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Purchase Agreement, any Blue Sky and/or Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(g) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and/or legal investment surveys; (iv) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of preparation, printing, authentication, issuance and delivery of certificates for the Securities, including all taxes on the transfer and sale of the Securities and the transfer of the Securities between and among the Underwriters and the International Managers; (vi) the fees and expenses of any transfer agent and registrant for the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 5(j) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the U.S. Securities, including the International Securities, by them, and any advertising expenses connected with any offers they may make.

                  10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If any one or more of the Underwriters shall fail or refuse to purchase U.S. Securities which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of U.S. Securities which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of U.S. Securities which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Initial U.S. Securities set forth opposite its name in
Schedule I hereto bears to the aggregate number of Initial U.S. Securities set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify, to purchase the U.S. Securities which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase U.S. Securities which it or they are obligated to purchase on the Closing Date and the aggregate number of U.S. Securities with respect to which such default occurs is more than one-tenth of the aggregate number of U.S. Securities which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such U.S. Securities by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 72 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the

Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases U.S. Securities which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion after consultation with each other, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the U.S. Option Securities), as the case may be, (i) there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York or Missouri shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States or elsewhere is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the U.S. Securities or the International Securities at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the U.S. Securities or the International Securities by the Underwriters and the International Managers, respectively. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the U.S. Prospectus Supplement under the heading "Underwriting" in (i) the first paragraph, (ii) the first sentence of the second paragraph, (iii) the fourth paragraph regarding the terms of the offering, (iv) the tenth paragraph regarding the Intersyndicate Agreement, (v) the last sentence of the twelfth paragraph, (vi) the thirteenth, fourteenth and fifteenth paragraphs regarding stabilization and related activities and the imposition of penalty bids and
(vii) the sixteenth paragraph as it relates to the underwriters constitutes the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

         13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 20 W. Ninth Street, Kansas City, Missouri 64105, Attention: President or (ii) if to you, as Representatives of the several Underwriters, care of Merrill

Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281, Attention: James McBurney.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Securities in his status as such purchaser.

         14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                            Very truly yours,


                                            UTILICORP UNITED INC.


                                            By: /s/ Dale J. Wolf

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
PAINE WEBBER INCORPORATED

As Representatives of the Several Underwriters


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

By: /s/ James R.G. McBurney

                                   SCHEDULE I

                             UTILICORP UNITED, INC.

                                                                                             Number of
                                     Underwriters                                     Initial U.S. Securities
                                     ------------                                     -----------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated........................................................              950,000
Goldman, Sachs & Co.............................................................              950,000
Morgan Stanley & Co. Incorporated...............................................              950,000
PaineWebber Incorporated........................................................              950,000
BT Alex. Brown Incorporated.....................................................              200,000
CIBC Oppenheimer Corp...........................................................              200,000
Donaldson, Lufkin & Jenrette Securities Corporation.............................              200,000
A.G. Edwards & Sons, Inc........................................................              200,000
J.P. Morgan Securities Inc......................................................              200,000
Prudential Securities Incorporated..............................................              200,000
Salomon Smith Barney Inc........................................................              200,000
Schroder & Co. Inc..............................................................              200,000
Robert W. Baird & Co. Incorporated..............................................              100,000
George K. Baum & Company........................................................              100,000
J.C. Bradford & Co..............................................................              100,000
Dain Rauscher Wessels, a division of Dain Rauscher Incorporated.................              100,000
Fahnestock & Co. Inc............................................................              100,000
Janney Montgomery Scott Inc.....................................................              100,000
Jefferies & Company Inc.........................................................              100,000
Edward D. Jones & Co., L.P......................................................              100,000
Legg Mason Wood Walker, Incorporated............................................              100,000
McDonald Investments Inc., a KeyCorp Company....................................              100,000
Morgan Keegan & Company, Inc....................................................              100,000
Piper Jaffray Inc...............................................................              100,000
Pryor, McClendon, Counts & Co., Inc.............................................              100,000
Raymond James & Associates, Inc.................................................              100,000
The Robinson-Humphrey Company, LLC..............................................              100,000
Sutro & Co. Incorporated........................................................              100,000
Utendahl Capital Partners , L.P.................................................              100,000
Wheat First Securities, Inc.....................................................              100,000
                                                                                      -----------------------
               Total............................................................            7,200,000



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